EXHIBIT 10.4
RLJ LODGING TRUST
2021 EQUITY INCENTIVE PLAN
RESTRICTED SHARES AGREEMENT
Cover Sheet
RLJ Lodging Trust, a Maryland real estate investment trust (the “Company”), hereby grants restricted common shares of beneficial interests of the Company, par value $0.01 per share (“Restricted Shares”), to the Grantee named below, subject to the vesting and other conditions set forth herein. Additional terms and conditions of the grant are set forth in this cover sheet and in the attached Restricted Shares Agreement (collectively, the “Agreement”) and in the Company’s 2021 Equity Incentive Plan (as it has been or may be amended from time to time, the “Plan”).
Name of Grantee:
Number of Restricted Shares:
Grant Date:
Grant Date Share Price:

By your signature below, you agree to all of the terms and conditions described in the Agreement and in the Plan. You acknowledge that you have carefully reviewed the Plan and agree that the Plan will control in the event any provision of the Agreement should appear to be inconsistent with the Plan.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)
Name:
Title:	President & Chief Executive Officer

Attachments

This is not a share certificate or a negotiable instrument.

RLJ LODGING TRUST
2021 EQUITY INCENTIVE PLAN
RESTRICTED SHARES AGREEMENT

Restricted Shares
This Agreement evidences an award of Restricted Shares (the “Restricted Shares”) in the number set forth on the cover sheet of this Agreement and subject to the vesting and other conditions set forth in this Agreement (including the cover sheet and all attachments) and in the Plan.

Non-Transferability	To the extent not yet vested, your Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the Restricted Shares be made subject to execution, attachment, or similar process. If you attempt to do any of these things, the Restricted Shares will immediately become forfeited.
Issuance
The Company will issue your Restricted Shares in the name set forth on the cover sheet as of the Grant Date.
The issuance of the Restricted Shares shall be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book-entry, direct registration or issuance of one or more share certificates, with any unvested Restricted Shares bearing the appropriate restrictions imposed by this Agreement. As your interest in the Restricted Shares vests, the recordation of the number of Restricted Shares attributable to you will be appropriately modified if necessary.

Vesting
Your right to the Restricted Shares will vest in accordance with the vesting schedule set forth on Attachment A, subject to your continued Service through the applicable vesting date set forth on Attachment A.
Notwithstanding your vesting schedule, the unvested Restricted Shares will become 100% vested upon your termination of Service due to your death or Disability.

Change in Control	Notwithstanding the vesting schedule set forth above, upon the occurrence of a Change in Control, the unvested Restricted Shares will become 100% vested as of immediately prior to but contingent on the occurrence of such Change in Control.

Leaves of Absence
For purposes of this Agreement, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing if the terms of the leave provide for continued Service crediting or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.
The Company may determine, in its discretion, which leaves count for this purpose, and when your Service terminates under the Plan in accordance with the provisions of the Plan.

Forfeiture of Unvested Restricted Shares
Unless the termination of your Service triggers accelerated vesting of your Restricted Shares or other treatment pursuant to the terms of this Agreement, the Plan, or any other written agreement between the Company or any Affiliate and you, including but not limited to any employment agreement, you will automatically forfeit, as of the date of such termination of Service, to the Company all of the unvested Restricted Shares in the event you are no longer providing Service.

Forfeiture of Rights
If you should take actions in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of any the Company or any Affiliate or any confidentiality obligation with respect to the Company or any Affiliate or otherwise in competition with the Company or any Affiliate, the Company has the right to cause an immediate forfeiture of your rights to the Restricted Shares awarded under this Agreement and the Restricted Shares shall immediately expire.
In addition, if you have vested in Restricted Shares during the three (3) year period prior to your actions, you will owe the Company a cash payment (or forfeiture of Restricted Shares) in an amount determined as follows: (1) for any Restricted Shares that you have sold prior to receiving notice from the Company, the amount will be the proceeds received from the sale(s), and (2) for any Restricted Shares that you still own, the amount will be the number of Restricted Shares owned times the fair market value of the Restricted Shares on the date you receive notice from the Company (provided, that the Company may require you to satisfy your payment obligations hereunder either by forfeiting and returning to the Company the Restricted Shares or any other Shares or making a cash payment or a combination of these methods as determined by the Company in its sole discretion).

Shareholder Rights; Dividends	You have the right to vote the Restricted Shares, and you will be entitled to receive, upon the Company’s payment of a cash dividend on outstanding Shares, an amount equal to the per share cash dividend multiplied by the number of Restricted Shares subject to this Agreement that you hold as of the record date for such dividend, regardless of whether your Restricted Shares have vested at the time of payment of the cash dividend.
Withholding Taxes	In the event that the Company or any Affiliate determines that any federal, state, local, or foreign tax or withholding payment is required relating to the grant or vesting of Restricted Shares or otherwise arising relating to the Restricted Shares, the Company or any Affiliate shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate (including withholding the delivery of vested Shares otherwise deliverable under this Agreement).
Recoupment
This Award is subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to any Company “clawback” or recoupment policy that requires the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy.
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws and you knowingly engaged in the misconduct, were grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct, or were grossly negligent in failing to prevent the misconduct, you shall reimburse the Company the amount of any payment in settlement of this Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

Retention Rights	This Agreement does not give you the right to be retained by the Company or an Affiliate in any capacity. Unless otherwise specified in an employment or other written agreement between the Company or any Affiliate and you, the Company and any Affiliates reserve the right to terminate your Service at any time and for any reason.

Legends
If and to the extent that the Restricted Shares are represented by certificates rather than book entry, all certificates representing the Restricted Shares issued under this grant shall, where applicable, have endorsed thereon the following legends:
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING, FORFEITURE AND OTHER RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”
To the extent the Restricted Shares are represented by a book entry, such book entry will contain an appropriate legend or restriction similar to the foregoing.

Adjustments
In the event of any share dividend, share split, change in the corporate structure affecting the Shares, or any change in the corporate structure that is not a Change in Control, the number or kind of Shares covered by this Award shall be adjusted pursuant to the Plan.
Your Restricted Shares shall be subject to the terms of any applicable agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Applicable Law
This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan
The text of the Plan is incorporated in this Agreement by reference.
Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.
This Agreement (including the cover sheet and all attachments) and the Plan constitute the entire understanding between you and the Company regarding this grant. Any prior agreements, commitments, or negotiations concerning this grant are superseded; except that any written employment, consulting, confidentiality, non-competition, non-solicitation and/or severance agreement between you and the Company or any Affiliate shall supersede this Agreement with respect to its subject matter.

Data Privacy	In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as your contact information, payroll information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting this grant, you give explicit consent to the Company to process any such personal data.
Code Section 409A	The grant of Restricted Shares under this Agreement is intended to be exempt from Code Section 409A, and, accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be exempt from Code Section 409A.

By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan.

ATTACHMENT A

VESTING SCHEDULE

Vesting Date	Shares

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